Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

NightHawk Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock (1) (6)	Rule 457(o)	(2)	(3)	(3)	—	—
	Equity	Preferred Stock (1)	Rule 457(o)	(2)	(3)	(3)	—	—
	Other	Warrants (1)	Rule 457(o)	(2)	(3)	(3)	—	—
	Other	Units (1)	Rule 457(o)	(2)	(3)	(3)	—	—

	Unallocated (Universal) Shelf	—	Rule 457(o)	(2)	(3)	$0 (5)	0.0001476	$ 0.00
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock (6)	Rule 415 (a)(6)
	Equity	Preferred Stock	Rule 415 (a)(6)
	Other	Warrants	Rule 415 (a)(6)
	Other	Units	Rule 415 (a)(6)

	Unallocated (Universal) Shelf	—	Rule 415 (a)(6)	(5)		$200,000,000			S-3	333-251255	12/22/2020	$21,820
	Total Offering Amounts					$200,000,000		$0	(5)
	Total Fees Previously Paid							$21,820
	Total Fee Offsets							N/A
	Net Fee Due							$0

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $200 million. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(3)	The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and related disclosure on Form S-3.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $200,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-251255), which initially became effective upon filing on December 22, 2020 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $21,820 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is not registering new securities (“New Securities”) on this registration statement Therefore no filing fee with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of New Securities, if any, to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(6)	This registration statement also covers the common stock purchase rights issuable in accordance with the rights agreement, dated as of March 11, 2018, as amended by Amendment No. 1 thereto, dated March 8, 2019, Amendment No. 2 thereto, dated March 10, 2020, by and Amendment No. 3 thereto dated March 8, 2021, Amendment No. 4 thereto dated March 11, 2022, Amendment No. 5 thereto dated March 11, 2023, and Amendment No. 6 thereto dated December 11, 2023 between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, which are presently attached to and trade with the Registrant’s common stock.